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                                                                    EXHIBIT 10.6


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                 This Amended and Restated Employment Agreement ("Agreement") made as of the 1st day of February, 1996 between David W. Wallace ("Executive") and Lone Star Industries, Inc., a Delaware corporation, having its principal office at 300 First Stamford Place, Stamford, Connecticut 06912 and its successors and assigns ("Lone Star" or the "Company").

                             W I T N E S S E T H :

                 WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of July 1, 1994 (the "Employment Agreement"), and desire to amend and restate the Employment Agreement in its entirety.

                 NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants hereby made, the mutual benefits to be derived from this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Employment Agreement as follows:

                 1. Lone Star hereby employs Executive, and Executive hereby accepts employment by Lone Star, on the terms and conditions set forth in this Agreement for an initial term of twenty-nine (29) consecutive months commencing as of the date hereof and ending on June 30, 1998 (the "Initial Term"), as Chairman and Chief Executive Officer, with such duties as are
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specified in the By-Laws of Lone Star and such other duties customary to the position as may be assigned to Executive from time to time by the Board of Directors of Lone Star. Unless terminated pursuant to the other terms hereof, this Agreement shall continue in full force and effect after the Initial Term for successive terms of two years (each such term, and the Initial Term, a "Term").

                 2. Lone Star shall pay Executive a salary ("Salary") at the rate of $150,000 per annum until the effective date of termination of this Agreement. Salary shall continue to be paid to Executive on the currently established pay periods of Lone Star. The Compensation and Stock Option Committee (or such other Board committee as shall then be responsible for making such decisions or, if none, the full Board of Directors) may in its discretion consider increases in the Executive's Salary from time to time, and upon any such increase "Salary" for purposes hereof shall thereafter mean the Executive's salary as so increased notwithstanding any purported subsequent reduction thereof by any such committee or the Board. In addition, the Compensation and Stock Option Committee (or such other Board committee as shall then be responsible for making such decisions, or if none, the full Board of Directors) may in its discretion consider granting to the Executive from time to time such bonuses, stock options or other incentive compensation as it deems appropriate.

                 3.       (a)     (i)      Either party, by written notice to
the other at least six months prior to the expiration of the then



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current Term, may terminate this Agreement effective at the expiration of such
Term. (ii) Lone Star, by written notice which sets forth the effective date of termination (which shall not be earlier than six (6) months after receipt of the written notice), may terminate this Agreement at any time for reasons (including without limitation disability of the Executive) other than Cause (as hereinafter defined).

                          (b)     In the event that this Agreement is
terminated by the Executive pursuant to Section 4 below or Lone Star terminates this Agreement pursuant to Section 3(a) above, Executive shall be entitled to a severance payment in an amount equal to the Executive's Salary for the period from the effective date of the termination through the date one year (18 months, in the case of a termination pursuant to Section 4) after the effective date of the termination (such period, the "Severance Period"). In addition, the Executive shall continue to receive life insurance and medical insurance under the Company's Executive Medical Plan for Active Employees (as in effect as of the date of this Agreement) provided pursuant to Sections 5 and 6 hereof during the Severance Period (which is in addition to, and not in lieu of, benefit continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")). In furtherance and not in limitation of the immediately preceding sentence, the Executive shall be deemed to have continued his employment at his Salary during the Severance Period for purposes of vesting, eligibility and benefit accrual under any applicable





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employee pension plan (subject to the requirements of the Internal Revenue Code of 1986, as amended (the "Code")). In the event the Executive cannot receive any such credit under any Company employee pension plan because of limitations under the Code, within ninety days after the expiration of the Severance
Period, the Executive shall receive a lump sum payment from the Company equal to the present value of any additional benefits to which the Executive would have been entitled under any Company employee pension plan had the Severance Period counted for purposes of vesting, eligibility and benefit accrual (discounted at 5% per annum). Severance shall be paid in lump sum on the effective date of the termination. Severance pay pursuant to this Section shall be in lieu of severance pay pursuant to any Lone Star policy, except severance in respect of service as a director.

                          (c)     Lone Star shall have the right to terminate
this Agreement for Cause during the Initial Term and thereafter and (subject to Section 7 below) Executive shall not be entitled to receive severance pay pursuant to this Section or any other policy or agreement of Lone Star except severance in respect of service as a director. Cause shall be construed to mean:

                                        (1)  The willful and continued failure
by the Executive to substantially perform his duties with Lone Star (other than any such failure resulting from his disability due to physical or mental illness) after a written demand for





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performance is delivered which specifically identifies the manner in which he has not substantially performed his duties, or

                                        (2)     the willful engaging by
Executive in gross misconduct materially and demonstrably injurious to the Company, monetarily or otherwise, or

                                        (3)     conviction of fraud, theft or
 embezzlement.

                          For purposes of this Section, no act, or failure to
act, shall be considered "willful" unless done, or omitted to be done, not in good faith or without reasonable belief that the action or omission was in the best interest of the Company.

                          The written demand in Section (c)(1) shall be
delivered to the Executive by the Board of Directors and shall set forth a reasonable period (not shorter than 30 business days) in which Executive is expected to comply with said demand. If Executive does not comply thereafter, Lone Star shall have the right to terminate this Agreement upon seven (7) days' written notice to Executive.

                 4.       (a)     Lone Star hereby agrees not to: (i) change
the Executive's duties so that a reasonable man would interpret the change to be a demotion; or (ii) direct the Executive to relocate his office to a new location which is either in a State other than Connecticut or more than twenty-five (25) miles from Stamford, Connecticut (excluding any relocation occurring prior





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to a Change in Control, as defined below, of the Executive's office (A) as a result of a relocation of Lone Star's operations presently located in Stamford, Connecticut, and (B) applicable to substantially all officers of Lone Star).
In the event Lone Star breaches its obligations in the immediately preceding sentence, Executive, at his option (and without limiting his remedies), can (if such demotion or direction to relocate is not rescinded or corrected by the Company within 30 days after written notice by Executive to the Company, reasonably identifying, in the case of a demotion, the change in duties complained of) declare himself terminated for "Good Reason" by giving written notice to Lone Star, Lone Star shall pay Executive severance pay and benefits as provided in Section 3(b) of this Agreement. In no event shall Executive be required to perform duties or to suffer relocation prohibited by this Section 4.

                          (b)     In the event of the Executive's physical or
mental incapacity, the Executive may declare himself terminated for "Incapacity" by giving written notice to Lone Star, Lone Star shall pay Executive severance pay and benefits as provided in Section 3(b) of this Agreement. "Physical or mental incapacity" shall mean the inability of Executive by reason of a physical or mental illness to perform his duties hereunder for a period of 90 consecutive days or a total of 120 days in any twelve month period and such incapacity is determined by a physician selected by Executive (or his legal representatives) and reasonably acceptable to the Company to be such as prevents Executive from





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performing adequately his normal duties to the Company.  During any period that the Executive is unable to perform his duties by reason of physical or mental incapacity, Executive shall continue to receive his full compensation and benefits hereunder.

                 5. Executive shall participate in Lone Star's employee benefit programs and plans in the same manner as other executive salaried employees of Lone Star and in accordance with the terms thereof. Benefit programs and plans include, but are not limited to, life insurance, accidental death and dismemberment insurance, hospital, medical, surgical and major medical insurance, dental insurance, short and long-term disability insurance, 401(k) savings plan and pension plan for salaried employees and directors' and officers' liability insurance ("Employee Benefit Plans"). Executive shall also participate in Lone Star's vacation and holiday programs. In addition to and not in limitation of the foregoing, and notwithstanding the Company's policy with respect to other employees, the Company shall, during their lives and whether or not the Executive's employment or this Agreement terminates (for Cause or otherwise), provide the Executive with life and medical insurance and the Executive's spouse with medical insurance at no cost to the Executive or his spouse at least equal to the life and medical insurance provided to senior executive officers of the Company; provided however, the medical benefits provided to the Executive and his spouse shall be at least equal to the medical benefits described in Exhibit A; provided further, the





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annual deductible for medical coverage described in Exhibit A is $750 for each individual. The Executive and his spouse are each entitled to receive monthly reimbursement of Medicare Part B premiums.

                 The Company agrees to use its best efforts to provide the benefits listed on Appendix A to the Executive and his spouse in a manner that will not result in any income inclusion under federal, state or local tax law. To the extent, any such income inclusion results to either the Executive or his spouse, the Executive and his spouse (as the case may be) shall receive an annual payment from the Company to fully pay for the federal, state or local tax on such income inclusion (a "Gross-up Payment") as well as any income inclusion from the Gross-up Payment based on the highest marginal tax rate on the payment, so that neither the Executive nor his spouse have any tax liability as a result of participation in the Executive Medical Plan on Appendix A. For each year, such payment shall be made no later than January 31st of the following year.

                 No later than 120 days after the date hereof, the Company shall purchase an insurance policy covering the Executive Medical Plan to insure non-payment by the Company in accordance with the terms on Exhibit B.

                 This section shall survive any termination of this Agreement.





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                 6.       To the extent Executive voluntarily terminates his
employment at the end of any Term, he shall be entitled to participate in Lone Star's employee benefit plans to the full extent that they may be provided to other retirees (and spouses, if applicable) including but not limited to the Pension Plan for Salaried Employees, in the same manner as other salaried retirees of Lone Star and in accordance with the terms thereof.

                 7. Following a Change in Control, as defined below, the Executive, on thirty days written notice (which notice must be delivered within twelve months after the Company gives the Executive notice of the Change in Control or the Executive has actual knowledge of such Change in Control), may terminate his employment with the Company. Upon any such termination, the Executive shall be entitled to severance pay in an amount equal to thirty months' Salary. In addition, the Executive shall continue to receive life insurance and medical insurance under the Company's Executive Medical Plan for Active Employees (as in effect as of the date of this Agreement) provided pursuant to Sections 5 and 6 hereof during the Severance Period (which is in addition to, and not in lieu of, benefit continuation under COBRA). In furtherance and not in limitation of the immediately preceding sentence, the Executive shall be deemed to have continued his employment at his Salary during the Severance Period for purposes of vesting, eligibility and benefit accrual under any applicable employee pension plan (subject to the requirements of the Code). In the event the Executive cannot





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receive any such credit under any employee pension plan because of limitations under the Internal Revenue Code, within ninety days after the expiration of the Severance Period, the Executive shall receive a lump sum payment from the Company equal to the present value of any additional benefits to which the Executive would have been entitled under any Company employee pension plan had the Severance Period counted for purposes of vesting, eligibility and benefit accrual (discounted at 5% per annum). Severance hereunder shall be paid in lump sum on the effective date of the termination. Severance pay pursuant to this Section shall be in lieu of severance pay pursuant to any Lone Star policy or other agreement (other than severance in respect of service as a director) and all other obligations of the Company for severance pay under this Agreement. For purposes of this Agreement a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:

                 (i) Any acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of common stock of the Company (the "Common Stock") and/or other voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities") after which acquisition such individual, entity or group is the beneficial owner of twenty percent (20%) or more of either (A)





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(1) the then outstanding shares of Common Stock or (2) the Outstanding Company
Voting Securities; excluding, however, the following: (1) any acquisition by the Company, (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (3) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses (1), (2) and
(3) of paragraph (iii) of this Section 7 are satisfied; or (B) any transaction in which the Chief Executive Officer and President of the Company (both as of the date of this Agreement and subject to health related availability) (1) retain their current positions with the Company immediately after such transaction and (2) will immediately after such transaction beneficially own an aggregate (for both such executives), directly or indirectly (including, without limitation, ownership by family members or trusts for family members), more than 5% of either the (a) then outstanding shares of common stock of the Company and/or (b) the other voting securities of the Company entitled to vote generally in the election of directors (any transaction under the clause (B) hereinafter referred to as a "Management Event").

                 (ii) A change in the composition of the Board of Directors of the Company (other than in connection with a Management Event) such that the individuals who, as of the date hereof, comprise a class of directors of the Board (the members





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of each class of directors of the Board as of the date hereof shall be hereinafter referred to as an "Incumbent Class" and the members of all of the Incumbent Classes shall be hereinafter collectively referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the class; provided, however, for purposes of this subsection that any individual who becomes a member of an Incumbent Class subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved in advance or contemporaneously with such election by a vote of at least a majority of those individuals who are members of the Incumbent Board and a majority of those individuals who are members of such Incumbent Class (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Class; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company or actual or threatened tender offer for shares of the Company or similar transaction or other contest for corporate control (other than a tender offer by the Company) shall not be so considered as a member of the Incumbent Class; or





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                 (iii)  The approval by the stockholders of the Company of a
Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); excluding, however, a Management Event or a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than eighty percent (80%) of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors,
(2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the





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election of directors and (3) individuals who were members of the Incumbent
Board will constitute at least a majority of the members of board of directors of the corporation resulting from such Corporate Transaction; or

                 (iv) The approval of the stockholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation (A) in connection with a Management Event or (B) with respect to which following such sale or other disposition, (1) more than eighty percent (80%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, (2) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or





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indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

                 In the event of any conflict between this Section 7 and any other Section of this Agreement (other than Section 5), the terms of this
Section 7 shall control, so that, without limitation, the Executive shall be entitled to the payment and benefits provided under this Section 7 notwithstanding any purported termination (whether for Cause or otherwise) and regardless of whether such purported termination precedes or follows the giving of a notice of termination by the Executive under this Section 7 by the Company.

                 8. Immediately upon the occurrence of a Change in Control, the Company shall establish a grantor trust on behalf of the Executive, subject to the claims of the Company's creditors (commonly referred to as a "Rabbi Trust"). The Company shall contribute to the Rabbi Trust an amount sufficient to provide for the severance benefits and payment of all other benefits under this Agreement (except benefits under the Executive Medical Plan for Retired Employees). Any payments made to the Executive under this Agreement shall be made from such Rabbi Trust. The Rabbi Trust shall terminate and any remaining assets shall be returned





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to the Company no sooner than July 1, 2005, unless the Executive has provided written notice of an unsatisfied claim to the trustee of the Rabbi Trust, in which case the Rabbi Trust shall not terminate until such claim is resolved pursuant to paragraph 12.

                 9. Upon presentation to Lone Star of appropriate documentation, Executive will be entitled to reimbursement within guidelines established by Lone Star for all reasonable and necessary business expenses incurred by him for entertainment, travel and similar items and for costs for operating from the Executive's Greenwich, Connecticut office. However, the Executive shall be personally responsible for rental payments such office as long as he decides, in his discretion, to maintain such office.

                 10. Executive agrees that during his period of employment by Lone Star and thereafter he shall hold in confidence and not disclose to any unauthorized person any knowledge or information acquired and possessed by him of a confidential nature or any trade secret with respect to the business of Lone Star, and not to disclose, publish or make use of the same without the prior express consent of Lone Star. Executive shall be free to disclose such information, knowledge or trade secret in the ordinary course of his carrying out his duties as an officer of Lone Star, and shall be free to disclose such information, knowledge or trade secret during his period of





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employment by Lone Star and thereafter if such matters become public or if compelled by legal process.

                 11. Executive agrees that during the term of his employment, he will not without the consent of Lone Star, in any manner, directly or indirectly, own, manage, be employed by, operate, join, control, participate in, be connected with, engage in, or become interested in any business competitive with, the business then carried on by Lone Star in those parts of the world where Lone Star does business. Ownership of publicly traded securities of a business of the same or similar nature to, or competitive with, that carried on by Lone Star, shall not violate this paragraph, provided the Executive does not acquire more than 5% of the voting stock of any such corporation. Notwithstanding any other provision of this Agreement, the Executive shall not be required to use his full time efforts hereunder and may take on outside business commitments provided they do not unreasonably impair his ability or capacity to serve as the Chairman of the Board and CEO of the Company.

                 12.      (a)     Any dispute relating to this Agreement
arising between the Executive and the Company shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceedings, including the rendering of an award, shall take place in Stamford, Connecticut (or such other location mutually agreed upon by the Company and the Executive), and shall be administered by the AAA.





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                          (b)     The arbitral tribunal shall be appointed
within 30 days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by the Company, one by the Executive, and the third by both the Company and the Executive jointly; provided, however, that, if the Company and the Executive do not select the third arbitrator within such 30-day period, such third arbitrator shall be chosen by the AAA as soon as practicable following notice to the AAA by the parties of their inability to choose such third arbitrator.

                          (c)     Decisions of such arbitral tribunal shall be
in accordance with the laws of the State of Connecticut (excluding the conflicts of law rules which require the application of any other law). The award of any such arbitral tribunal shall be final (except as otherwise provided by the laws of the State of Connecticut and the Federal laws of the United States, to the extent applicable). Judgement upon such award may be entered by the prevailing party in any state or Federal court sitting in Connecticut or any other court having jurisdiction thereof, or application may be made by such party to any such court for judicial acceptance of such award and an order of enforcement.

                          (d)     The Company shall reimburse the Executive for
all costs, including reasonable attorneys' fees, in connection with any proceeding (whether or not in arbitration) to obtain or enforce any right or benefit under this Agreement in which the Executive is the prevailing party.





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                          Any amounts not paid by the Company under this
Agreement within five business days after the date they are due shall be paid with interest from their due date at the rate announced from time to time by Citibank, N.A. as its prime or similar rate plus 3%.

                 13. Nothing is this Agreement shall in any manner affect any benefit to which the Executive is entitled as a result of Executive's position as an outside director of the Company.

                 14. Notwithstanding anything else herein, to the extent the Executive would be subject to the excise tax under Section 4999 of the Code on the amounts in Section 7 above required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amounts provided under this Agreement shall be automatically reduced to an amount one dollar less than that, when combined with such other amounts and benefits required to be so included, would subject the Executive to the excise tax under Section 4999 of the Code.

                 15. No later than May 1, 1996, the Company shall purchase, on behalf of the Executive, an insurance policy to cover any litigation costs of the Executive (or his spouse) associated with the enforcement of this Agreement against the Company in an amount of $250,000. The Company shall fully reimburse the Executive for the federal, state and local taxes incurred by the Executive in connection with the purchase of such





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policy (the "Reimbursement") and any federal, state or local taxes on the
Reimbursement, based on the highest marginal tax rate in effect so that the Executive has no federal, state or local tax liability as a result of this section.

                 16. This Agreement constitutes the entire agreement between the parties and may not be changed or modified except by an agreement in writing signed by Lone Star and the Executive. This Agreement supersedes the employment agreement between the Executive and Lone Star, dated July 1, 1994.

                 17. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

                 18. This Agreement shall be binding upon and inure to the benefit of the Company, including any purchaser of all or substantially all of the assets of the Company and the surviving entity of any merger or consolidation to which the Company is a party and the Executive and his heirs, executors, administrators and legal representatives.

                 19. The Company agrees that if the Executive's employment with the Company is terminated pursuant to this Agreement during the term of this Agreement, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to





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the Executive as the result of employment by another employer or otherwise.
Except as otherwise provided herein and apart from any disagreement between the Executive and the Company concerning interpretation of this Agreement or any term or provision hereof, the Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive.

                 20. Except as provided herein, this Agreement cannot be assigned by Lone Star or Executive without prior written consent.

                 21.      All notices, communications, etc., shall be sent to:

                          (a)     Corporate Secretary
                                  Lone Star Industries, Inc.
                                  300 First Stamford Place
                                  Stamford, CT  06912

                          (b)     David W. Wallace
                                  Two Greenwich Place, Suite 100
                                  Greenwich, CT  06830

                                             By /s/ David W. Wallace


                                             LONE STAR INDUSTRIES, INC.


                                             By /s/ William M. Troutman
                                                --------------------------------
                                                President


                                             By /s/ Jack R. Wentworth
                                                --------------------------------
                                                Chairman of the Compensation and
                                                Stock Option Committee





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